Exhibit (d)(43)

Form of

Schedule A

Funds and Portfolios Covered by Sub-Research Agreement

between

Fidelity International Investment Advisors (U.K.) Limited

and

Fidelity International Investment Advisors

dated as of ___________

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Tactical Income Central Investment Portfolio	Fixed-Income	09/16/04
Fidelity Central Investment Portfolios LLC	1-3 Year Duration Securitized Bond Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	2-5 Year Duration Securitized Bond Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	Corporate Bond 1-5 Year Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	Corporate Bond 1-10 Year Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	Mortgage Backed Securities Central Fund	Fixed-Income	07/20/06

Agreed and Accepted as of _____________
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Fidelity International Investment Advisors (U.K.) Limited	Fidelity International Investment Advisors

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